UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 20, 2013
Date of Report (Date of earliest event reported)
EPICOR SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-178959	45‑1478440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4120 Dublin Ave Suite 300 Dublin, California	94568
(Address of principal executive offices)	(Zip Code)
(949) 585-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
   ☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
   ☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 20, 2013, Epicor Software Corporation (f/k/a Eagle Parent, Inc.) (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement (the “Credit Agreement”), dated as of May 16, 2011, as amended March 7, 2013, among the Company, EGL Holdco, Inc., and Royal Bank of Canada, as administrative agent and each lender from time to time party thereto.
The Amendment provides for the addition of Credit Suisse AG as an Incremental Lender adding $13 million in Incremental Revolving Commitments to the total Revolving Credit Commitments under the Credit Agreement. The addition of Credit Suisse and the $13 million increases the aggregate Revolving Credit Commitments of all Revolving Credit Lenders under the Credit Agreement to $88 million.
A copy of the Amendment has been filed with this Current Report as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
Exhibit
Number        Description

Ex- 10.1
Amendment No. 2 dated as of September 20, 2013 to Credit Agreement dated as of May 16, 2011 as amended March 7, 2013, among the Company, EGL Holdco, Inc., and Royal Bank of Canada, as administrative agent, and each lender from time to time party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: September 24, 2013

By: /s/ John D. Ireland
John D. Ireland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number        Description

Ex.-10.1
Amendment No. 2 dated as of September 20, 2013 to Credit Agreement dated as of May 16, 2011 as amended March 7, 2013, among the Company, EGL Holdco, Inc., and Royal Bank of Canada, as administrative agent, and each lender from time to time party thereto.